[LETTERHEAD OF MCGLADREY & PULLEN, LLP]


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated March 2, 1998 (except for Note 8 as to which the date is April 30, 1998) on the financial statements of the Fundamental U.S. Government Strategic Income Fund series of Fundamental Fixed-Income Fund referred to therein, and our report dated March 2, 1998 (except for Note 8 as to which the date is March 25, 1998) on the financial statements of the Fundamental Fixed Income Fund Tax-Free Money Market Series referred to therein, and our report dated March 2, 1998 (except for Note 7 as to which the date is March 25, 1998) on the financial statements of the Fundamental Fixed Income Fund High Yield Municipal Bond Series referred to therein, in Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A, file No. 2-82143, as filed with the Securities and Exchange Commission.

We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Custodian, Independent Accountants and Counsel." We also consent to our Firm in Part 1 of the Prospectus under the caption "Financial Highlights" and "Custodian and Independent Accountants."



                                                     /s/McGladrey & Pullen, LLP
                                                     --------------------------
                                                     McGladrey & Pullen, LLP


New York, New York
April 30, 1998